AMENDMENT NO. 1 TO AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT (“Amendment”) is made as of the 21st day of November, 2011, by and between DAVID M. LOBACH, JR. (“Executive”) and EMBASSY BANK FOR THE LEHIGH VALLEY, a Pennsylvania banking institution having its principal office in Bethlehem, Pennsylvania (the “Bank”).

WITNESSETH

WHEREAS, the Bank and the Executive entered into an Amended and Restated Supplemental Executive Retirement Plan Agreement dated November 19, 2010 (the “SERP”), and

WHEREAS, the Bank and the Executive desire to amend the SERP to provide for gross-up payments for any excise tax on payments to be made by the Bank thereunder consistent with the gross-up language contained in Executive’s Employment Agreement with Bank.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.The SERP is hereby amended to provide that, should the total of all amounts or benefits payable under the SERP, together with any other payments which Executive has a right to receive from the Bank, any affiliates or subsidiaries of the Bank, or any successors of any of the foregoing, result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code (or any successor thereto), Executive shall be entitled to an additional “excise tax” adjustment payment in an amount such that, after the payment of all federal and state income and excise taxes, Executive will be in the same after-tax position as if no excise tax had been imposed.  Any payment or benefit which is required to be included under Sections 280G or 4999 of the Internal Revenue Code (or any successor provisions thereto) for purposes of determining whether an excise tax is payable shall be deemed a payment “made to Executive” or a payment “which Executive has a right to receive” for purposes of this provision.  The Bank (or its successor) shall be responsible for the costs of calculation of the deductibility of payments and benefits and the excise tax by the Bank’s independent certified accountant and tax counsel and shall notify Executive of the amount of excise tax prior to the time such excise tax is due.  If at any time it is determined that the additional “excise tax” adjustment payment previously made to Executive was insufficient to cover the effect of the excise tax, the gross-up payment pursuant to this provision shall be increased to make Executive whole, including an amount to cover the payment of any penalties resulting from any incorrect or late payment of the excise tax resulting from the prior calculation.  All amounts required to be paid pursuant to this paragraph shall be paid at the time any withholding may be required (or, if earlier, the time Executive shall be required to pay such amounts) under applicable law, and any additional amounts to which Executive may be entitled shall be paid or reimbursed no later than fifteen (15) days following confirmation of such amount by the Bank’s independent certified accountant provided, however, that any payments to be made under this paragraph shall in all events be made no later than the end of Executive’s taxable year next following the taxable year in which the Executive remits such excise tax payments.  The parties recognize that the actual implementation of the provisions of this paragraph are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

2.Capitalized terms used herein, but not defined herein, shall have the meanings assigned to such terms in the SERP.

3.In all other respects, the SERP, as amended above, is hereby ratified and confirmed by the Bank and the Executive.  All other provision of the SERP shall remain in full force and effect as amended hereby.

IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed this Amendment as of the date, month and year first above written.

ATTEST:	EMBASSY BANK FOR THE LEHIGH VALLEY

/s/ Lynne M. Neel	By:	/s/ Judith A. Hunsicker, SEVP CFO

WITNESS:	EXECUTIVE

/s/ Lynne M. Neel		/s/ David M. Lobach, Jr.

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